UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IDT Corporation

(Name of Registrant as Specified In Its Charter)

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IDT CORPORATION

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:30 a.m., local time, on Thursday, December 16, 2010

PLACE:	550 Broad Street, Newark, New Jersey 07102

ITEMS OF BUSINESS:	1.To elect six directors, each for a term of one year.

2.To transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record on October 21, 2010.

PROXY VOTING:	You can vote either in person at the Annual Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”

ANNUAL MEETING ADMISSION:	If you are a stockholder of record, a form of personal photo identification must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of October 21, 2010 with you to the Annual Meeting, as well as a form of personal photo identification.

ANNUAL MEETING DIRECTIONS:	You may request directions to the annual meeting via email at Invest@idt.net or by calling IDT Investor Relations at (973) 438-3838.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE IDT CORPORATION STOCKHOLDERS MEETING TO BE HELD ON DECEMBER 16, 2010: The Notice of Annual Meeting and Proxy Statement and the 2010 Annual Report are available at:

http://www.idt.net/about/ir/overview.asp

BY ORDER OF THE BOARD OF DIRECTORS

Joyce Mason
Executive Vice President, General Counsel and Corporate Secretary

Newark, New Jersey

November 3, 2010

IDT CORPORATION

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the stockholders of record of IDT Corporation, a Delaware corporation (the “Company” or “IDT”) as of the close of business on October 21, 2010, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, December 16, 2010 at 10:30 a.m., local time, at 550 Broad Street, Newark, New Jersey 07102. The shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Annual Meeting or represented by the proxies received by telephone, Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on November 4, 2010.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Common Stock, Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on Thursday, October 21, 2010 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock, Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had 35,736,176 shares issued, of which 22,628,795, the outstanding shares, are entitled to vote at the Annual Meeting, consisting of 3,728,655 shares of Common Stock, 3,272,326 shares of Class A Common Stock and 15,627,814 shares of Class B Common Stock. The remaining 13,017,381 shares issued, consisting of 5,512,840 shares of Common Stock and 7,594,541 shares of Class B Common Stock, are beneficially owned by the Company, and are not entitled to vote or to be counted as present at the Annual Meeting for purposes of determining whether a quorum is present. The shares of stock owned by the Company will not be deemed to be outstanding for determining whether a majority of the votes cast have voted in favor of any proposal.

Stockholders are entitled to one vote for each share of Common Stock held by them, three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of Common Stock, Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders.

How do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting.

Beneficial holders of the Company’s Common Stock, Class A Common Stock and Class B Common Stock as of the Record Date whose stock is held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are three convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting: by telephone, on the Internet or by mail. To vote by phone, call the toll-free telephone number on the proxy card (1-800-PROXIES), and to vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by telephone, Internet or mail) and not revoked will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone, or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the SEC, the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Executive Vice President, General Counsel and Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by telephone, Internet or mail, or by attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Meeting.

Quorum and Vote Required

The presence at the Annual Meeting of a majority of the voting power of the Company’s outstanding Common Stock, Class A Common Stock and Class B Common Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power present at the Annual Meeting will be required for the approval of the election of directors (Proposal No. 1). This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions are not counted as votes “for” or “against” these proposals.

Under New York Stock Exchange rules, without voting instructions from the beneficial owner, brokers may not vote shares on non-routine matters. The election of directors is a non-routine matter. In the absence of voting instructions from the beneficial owner, a broker non-vote may occur. In the event of a broker non-vote or an abstention with respect to any proposal coming before the Annual Meeting, the shares represented by the relevant proxy will not be deemed to be present and entitled to vote on those proposals for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-1000, and we will promptly forward to such stockholder a separate Annual Report or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on July 31 of each calendar year. Each reference to a Fiscal Year refers to the Fiscal Year ending in the calendar year indicated (e.g., Fiscal 2010 refers to the Fiscal Year ended July 31, 2010).

References to Company Shares

All references to the Company’s Common Stock, Class A Common Stock and Class B Common Stock and price per share amounts reflect the Company’s one-for-three reverse stock split, which became effective on February 24, 2009.

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance-related listing requirements of the New York Stock Exchange. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely on the exceptions from the New York Stock Exchange’s corporate governance listing requirements available to it because it is a “controlled company,” except as described below with regard to (i) the composition of the Nominating Committee and (ii) the Company not having a single Nominating/Corporate Governance Committee.

In accordance with Sections 303A.09 and 303A.10 of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct

and Ethics, the full texts of which are available for your review in the Governance section of our website at http://www.idt.net/about/ir/overview.asp and which also are available in print to any stockholder upon written request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined in Section 303A of the New York Stock Exchange Listed Company Manual, because more than 50% of the voting power of the Company is controlled by one individual, Howard S. Jonas, who serves as Chief Executive Officer and Chairman of the Board of Directors. Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement that a majority of its directors be independent directors and that the Compensation Committee and Corporate Governance Committee be comprised entirely of independent directors, the Board of Directors has determined affirmatively that a majority of the members of the Board of Directors and the director nominees are independent in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual and that the Compensation Committee and the Corporate Governance Committee are in fact comprised entirely of independent directors. As a “controlled company,” the Company may, and has chosen to, exempt itself from the New York Stock Exchange requirement that it have a single Nominating/Corporate Governance Committee composed entirely of independent directors. As noted above, and discussed in greater detail below, the Board of Directors maintains a separate Corporate Governance Committee comprised entirely of independent directors, and a Nominating Committee comprised of the Chairman of the Board of Directors and one independent director.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance Committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance section of our website at http://www.idt.net/about/ir/overview.asp. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange definitions of independent, and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1. During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2. During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.(a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4. Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5. The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three Fiscal Years, exceeds the greater of (a) $1 million or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax exempt organizations to determine if such director qualifies as independent.

Based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of Lawrence E. Bathgate, Eric Cosentino, W. Wesley Perry and Judah Schorr is independent in accordance with the Corporate Governance Guidelines and, thus, that a majority of the current Board of Directors, a majority of the director nominees, and each member or nominee intended to become a member of the Audit, Compensation and Corporate Governance Committees is independent. The Corporate Governance Committee considered the following relationships between the Company and W. Wesley Perry: In April 2008, W. Wesley Perry, an independent director of the Company, sold a portion of his interest in EGL Oil Shale LLC to the Company for a cash payment of $632,400. Mr. Perry owns an overriding royalty interest in .2635 of 1% covering the Company’s commercial lease (should the Company have the opportunity to convert its research, development and demonstration lease) of lands in Western, Colorado. In April 2010, Mr. Perry purchased a 0.2% interest in Genie Energy Corporation, the Company’s subsidiary, for $400,000. The Corporate Governance Committee determined, after considering the timing, ownership and financial interest of the transactions, that the foregoing relationships were not material relationships with the Company and would not impact Mr. Perry’s independence. The Corporate Governance Committee, therefore, recommended that the Board of Directors determine that Mr. Perry be deemed independent in accordance with the Corporate Governance Guidelines. The Board of Directors accepted the Corporate Governance Committee’s recommendation. As used herein, the term “non-employee director” shall mean any director who is not an employee or consultant of the Company, and who is deemed to be independent by the Board of Directors. Therefore, neither Howard Jonas nor James Courter is a non-employee director. None of the other non-employee directors or director nominees had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1—Election of Directors” below, we provide an overview of each nominee’s experience, qualifications, attributes and skills that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a Director.

Director Communications

Stockholders and other interested parties may communicate with: (i) the Board of Directors, by contacting the Chairman of the Board; (ii) the non-employee directors, by contacting the Lead Independent Director; and (iii) the Audit, Compensation or Corporate Governance Committees of the Board of Directors, by contacting the Chairmen of such committees. All communications should be in writing, should indicate in the address whether the communication is intended for the Lead Independent Director, the Chairman of the Board, or a Committee Chairman, and should be directed care of IDT Corporation’s Corporate Secretary, Joyce J. Mason, Esq., Stockholder Communications, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102.

The Corporate Secretary will relay correspondence (i) intended for the Board of Directors, to the Chairman of the Board, who will, in turn, relay such correspondence to the entire Board of Directors, (ii) intended for the non-employee directors, to the Lead Independent Director, and (iii) intended for the Audit, Compensation, and Corporate Governance Committees, to the Chairmen of such committees.

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

•	Obscene materials;

•	Unsolicited marketing or advertising material or mass mailings;

•	Unsolicited newsletters, newspapers, magazines, books and publications;

•	Surveys and questionnaires;

•	Resumes and other forms of job inquiries;

•	Requests for business contacts or referrals;

•	Material that is threatening or illegal; or

•	Any communications or materials that are not in writing.

In addition, the Corporate Secretary may handle in his or her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•	Routine questions, service and product complaints and comments that can be appropriately addressed by management; and

•	Routine invoices, bills, account statements and related communications that can be appropriately addressed by management.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held six meetings in Fiscal 2010. In Fiscal 2010, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of regularly scheduled meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of regularly scheduled meetings held by all committees of the Board of Directors during the period in which each such director served on such committees.

Directors are encouraged to attend the Company’s annual meetings of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders to encourage director attendance. All of the members constituting the Board of Directors at the time of the annual meeting of stockholders for Fiscal 2009 attended the 2009 annual meeting of stockholders.

Board of Directors Leadership Structure and Risk Oversight Role

The Company maintained separate positions of Chairman of the Board and Chief Executive Officer from August 2001 to October 2009, when James A. Courter served as the Chief Executive Officer of the Company and Howard S. Jonas served as the Chairman of the Board. At the end of Mr. Courter’s tenure, the Board of Directors combined the position of Chairman of the Board and Chief Executive Officer and elected Mr. Jonas to fill the position of Chief Executive Officer, in addition to his then-current role as Chairman of the Board. The Board of Directors’ decision was based on Mr. Jonas’ leadership skills and his knowledge of the Company’s businesses since its inception. As Chairman of the Board, Mr. Jonas provides overall leadership to the Board of Directors in its oversight function while, as Chief Executive Officer, he provides leadership in respect to the day-to-day management and operation of the Company’s businesses. Mr. Jonas’ service as both Chairman of the Board and Chief Executive Officer creates a critical link between management and the Board of Directors. The risk management oversight roles of the Compensation, Audit and Corporate Governance Committees discussed below, which are comprised solely of independent directors, provide an appropriate and effective balance to the combined Chairman of the Board and Chief Executive Officer role.

Section 303A.03 of the New York Stock Exchange Listed Company Manual requires that the non-employee directors of the Company meet without management at regularly scheduled executive sessions. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. Eric F. Cosentino, an independent director and the “Lead Independent Director,” serves as the presiding director of these executive sessions and has served in that capacity since December 17, 2009. The Board of Directors determined that the role of Lead Independent Director was important to maintain a well-functioning Board of Directors that objectively assesses management’s proposals.

The Board of Directors and each of its committees conduct annual self-assessments to review and monitor their respective continued effectiveness. As part of its Fiscal 2010 self-assessment exercise, the Board of Directors determined, among other things, that its size, composition and structure were appropriate.

The Board of Directors as a whole, and through its committees, has responsibility for the oversight of risk management, including the review of the policies with respect to risk management and risk assessment. With the oversight of the full Board of Directors, the Company’s senior management is responsible for the day-to-day management of the material risks the Company faces. The Board of Directors is required to satisfy itself that the risk management process implemented by management is adequate and functioning as designed.

Each of the Audit, Compensation and Corporate Governance Committees oversees certain aspects of risk management and reports its respective findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations, and security risks, generally. The Corporate Governance Committee oversees our corporate governance guidelines and governance-related risks, such as board independence, as well as senior management and director succession planning. The Compensation Committee oversees risks related to compensation policies and practices.

Board Committees

The Board of Directors has established an Audit Committee, a Nominating Committee, a Compensation Committee, and a Corporate Governance Committee.

The Audit Committee

The Audit Committee consists of Lawrence Bathgate (Chairman), Eric Cosentino and Judah Schorr, and is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://www.idt.net/about/ir/overview.asp, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee held 11 meetings during Fiscal 2010. The Board of Directors has determined that (i) all of the members of the Audit Committee are independent within the meaning of the Section 303A.07(b) and Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b) under the Securities Exchange Act of 1934, and (ii) that Mr. Bathgate qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Howard S. Jonas (Chairman) and Eric Cosentino. Eric Cosentino is independent in accordance with Section 303A.04 of the New York Stock Exchange Listed Company Manual. Mr. Jonas is not independent. The Company, as a “controlled company,” is exempt from the requirement to maintain an independent nominating committee pursuant to Section 303A.00 of the New York Stock Exchange Listed Company Manual. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://www.idt.net/about/ir/overview.asp, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held one meeting in Fiscal 2010. Mr. Perry was recommended by the Nominating Committee to fill a vacancy resulting from a Board of Director decision to increase the size of the Board of Directors to six members, and became a member of the Board of Director on September 13, 2010. Mr. Perry was approved for inclusion on our proxy card by the Nominating Committee.

The Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the Company’s 2005 Stock Option and Incentive Plan, as amended and restated, and, its predecessor, the 1996 Stock Option and Incentive Plan, as amended and restated, and recommending to the Board of Directors the compensation for Board members, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar compensation as deemed appropriate. The

Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee currently consists of Messrs. Bathgate (Chairman), Cosentino and Schorr. The Compensation Committee held six meetings during Fiscal 2010. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://www.idt.net/about/ir/overview.asp, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

Beginning in Fiscal 2010, the Compensation Committee adopted Company-wide goals and objectives for the fiscal year to be used as a guide when determining annual bonus payments to executive officers after the end of the fiscal year. The Compensation Committee reviews the goals and objectives at the end of the fiscal year to determine the amounts of annual cash bonuses to be awarded to executive officers.

The Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interests of independent directors, (iii) reviews and monitors related person transactions, (iv) oversees the self-evaluations of the Board of Directors, the Audit Committee and the Compensation Committee and (v) reviews and determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance Committee currently consists of Messrs. Cosentino (Chairman), Bathgate and Schorr. The Corporate Governance Committee held five meetings in Fiscal 2010. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://www.idt.net/about/ir/overview.asp, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Corporate Governance Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

2010 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2010 was comprised of equity compensation, consisting of awards of restricted Class B Common Stock, and cash compensation. Each of these components is described in more detail below.

Director Equity Grants

Pursuant to the Company’s 2005 Stock Option and Incentive Plan, as amended and restated, each non-employee director of the Company who is deemed to be independent will receive, on each January 5th (or the next business day thereafter), an automatic grant of 4,166 shares of restricted Class B Common Stock, which vest immediately upon grant. In addition, each non-employee director who serves as a member of one or more committees of the Board of Directors of the Company as of January 5th (or the next business day thereafter) will receive an additional annual automatic grant of 4,166 shares of Class B Common Stock (without duplicate grants for serving on multiple committees). A new director who becomes a member of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she becomes a director in the amounts specified above, pro rated based on the calendar quarter of the year in which such person became a director. The stock is granted on a going forward basis, before the director completes his or her service for the calendar year. All such grants of stock to non-employee directors are subject to certain terms and conditions described in the Company’s 2005 Stock Option and Incentive Plan, as amended and restated.

Director Board Retainers

Each non-employee director of the Company who attended at least 75% of the regularly scheduled meetings of the Board of Directors during a calendar year receives an annual cash retainer of $50,000. Such payment is made at the end of the calendar year following attendance of at least 75% of the Board of Directors meetings during that calendar year, and is pro-rated for non-employee directors who join the Board of Directors or depart from the Board of Directors during the prior year, if such director attended 75% of the applicable board meetings for such partial year. The Company’s Chief Executive Officer may, in his discretion, waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances.

Committee Fees

Non-employee directors who serve on committees of the Board of Directors receive the following annual fees: $25,000 for the Audit Committee, $15,000 for the Compensation Committee and $10,000 for the Corporate Governance Committee. Committee fees are paid quarterly to committee members who attend at least 75% of the meetings of each committee’s regularly scheduled meetings during a calendar quarter. The members of the Nominating Committee did not receive payment from the Company for their service on the committee during Fiscal 2010.

Lead Independent Directors and Audit Committee Financial Expert

From January 1, 2009 through December 17, 2009, the annual retainer for each of the Lead Independent Director and the Audit Committee’s financial expert was $125,000 per calendar year. Such payments were made in January 2010 for calendar 2009. On December 17, 2009, the Board of Directors voted to eliminate the additional compensation for the Lead Independent Director and the Audit Committee Financial Expert. James Mellor served as the Lead Independent Director and the Audit Committee’s financial expert from August 23, 2007 until December 17, 2009. Eric Cosentino has served as the Lead Independent Director since December 17, 2009 and Lawrence Bathgate has served as the Audit Committee Financial Expert since December 17, 2009.

2010 Director Compensation Table

The following table lists Fiscal 2010 compensation for any person who served as a non-employee director during Fiscal 2010. This table does not include compensation to James A. Courter and Howard S. Jonas, who serve as directors and are named executive officers, as they did not receive additional compensation for their service as directors. Mr. Courter’s compensation as an advisor to the Company (when he was no longer an employee of the Company) is included in the summary compensation table and is not set forth in the table below.

Name	Dates of Board Service During Fiscal 2010	Fees Earned or Paid in Cash ($)		Stock Awards ($)(5)	All Other Compensation ($)	Total ($)
Lawrence E. Bathgate, II	12/17/2009 – 07/31/2010	$58,334	(1)	$38,748	$—	$97,082
Eric F. Cosentino	08/01/2009 – 07/31/2010	$100,000	(2)	$38,748	$—	$138,748
James R. Mellor	08/01/2009 – 12/17/2009	$139,582	(3)	$—	$—	$139,582
Judah Schorr	08/01/2009 – 07/31/2010	$100,000	(4)	$38,748	$—	$138,748

(1)	Consists of (a) $29,167, which represents the annual Board of Directors retainer earned in Fiscal 2010 and (b) $29,167, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2010, in each case for the period during which Mr. Bathgate served on the Board of Directors and its Committees.
(2)	Consists of (a) $50,000, which represents the annual Board of Directors retainer earned in Fiscal 2010 and (b) $50,000, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2010.
(3)	Consists of (a) $20,833, which represents the annual Board of Directors retainer earned in Fiscal 2010, (b) $52,083, which represents fees earned as Lead Independent Director during Fiscal 2010, (c) $52,083, which represents fees earned as Audit Committee Financial Expert during Fiscal 2010 and (b) $14,583, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2010, in each case for the period during which Mr. Mellor served on the Board of Directors and its Committees.
(4)	Consists of (a) $50,000, which represents the annual Board of Directors retainer earned in Fiscal 2010 and (b) $50,000, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2010.
(5)	Represents the grant date fair value of an award of 8,333 shares of the Company’s Class B common stock on January 5, 2010, computed in accordance with FASB ACS Topic 718R.

Non-employee directors held the following shares of the Company’s Class B Common Stock, and options to purchase shares of the Company’s Class B Common Stock, as of July 31, 2010:

Name	Class B Common Stock	Options to Purchase Class B Common Stock
Lawrence E. Bathgate, II	8,333	—
Eric F. Cosentino	243	—
Judah Schorr	22,291	—

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

On December 14, 2006, the Board of Directors adopted a Statement of Policy with respect to Related Person Transactions, which was administered by the Audit Committee until March 13, 2008, at which time the Board of Directors transferred such administration to the Corporate Governance Committee. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. On April 19, 2010, the Board of Directors expanded the scope of the policy to include transactions which, despite not meeting the criteria set forth above, are otherwise material to investors based on qualitative factors, as determined by the Corporate Governance Committee with input from the Company’s management and advisors. Transactions that fall within this definition are considered by the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this Policy, the matter will be referred to the Corporate Governance Committee. The Corporate Governance Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following Related Person Transactions were approved in accordance with the policy described above:

There is a brother/sister relationship between Howard S. Jonas, Chairman of the Board, Chief Executive Officer and controlling stockholder, and Joyce J. Mason, General Counsel, Corporate Secretary and Executive Vice President. Howard Jonas’ total compensation is set forth in the Summary Compensation Table. Joyce Mason’s total compensation was $370,400 and $357,587 during Fiscal 2010 and Fiscal 2009, respectively. Ms. Mason’s current annual base salary is $310,400.

Michael Jonas, son of Howard Jonas, became an employee of the Company on November 15, 2005. Michael Jonas’ total compensation was $105,850 and $64,400 during Fiscal 2010 and Fiscal 2009, respectively. Michael Jonas’ current annual base salary is $125,000.

Samuel (Shmuel) Jonas, son of Howard Jonas, became an employee of the Company on January 2, 2008. He served as Vice President of Operations until June 2010, at which time he was elected as Chief Operating Officer. Shmuel Jonas’ total compensation was $370,957 and $166,528 during Fiscal 2010 and Fiscal 2009, respectively. Shmuel Jonas’ current annual base salary is $355,000.

IDT Domestic Telecom, Inc., a subsidiary of the Company, leases space at 3220 Arlington Avenue, Bronx. The lease was signed in August 2009, after the Company completed the move of most of its operations to 550 Broad Street, Newark, NJ and found that it did not have sufficient space to house the Union Telecard Alliance business. The property is owned by 3220 Arlington Suites, LLC, a company owned by Shmuel Jonas and Howard Jonas. 3220 Arlington Suites, LLC was able to build out space to Union Telecard Alliance’s specifications. The rental price for 3,304 square feet is $135,100 per year for a two-year lease, which commenced in May 2010, and $66,080 in build out costs, each paid at the lease signing. The rental price is in accord with the fair market value of similar listed commercial space in the area.

In 2006, the Company, as managing member of 494 Broad, LLC, engaged Atlantic C&P, a company owned entirely by Shmuel Jonas, Howard Jonas’ son and the Company’s current Chief Operating Officer, to build out and run a cafeteria on the property located at 494 Broad Street in Newark, New Jersey. Atlantic C&P was selected because of its suitability for the project and Mr. Shmuel Jonas’ experience in the operation of the cafeteria in the Company’s headquarters. Atlantic C&P paid $170,000 to build out the space, including the cost of equipment. On March 8, 2007, a subsidiary of the Company entered into an agreement to sell the property to a third party, and the buyer required the removal of all of the improvements. In August 2009, Atlantic C&P informed the Company of expenses in the aggregate amount of $150,000 (after netting certain funds that it realized on disposing of certain equipment), it had incurred related to the development of the space in 494 Broad Street and the fact that those expenses had never been reimbursed by the Company. Prior to Atlantic C&P informing the Company in August 2009 of the unreimbursed expenses, the Company was not aware of any potential obligation to make the repayment. On August 17, 2010, the Company reimbursed Atlantic C&P a total of $150,000.

On September 14, 2009, CTM Media Holdings, Inc. was spun-off to the stockholders of the Company. Howard Jonas is the controlling stockholder and Chairman of the Board of CTM Media Holdings, Inc. Upon the consummation of the spin-off of CTM Media Holdings, Inc., the Company and CTM Media Holdings, Inc. entered into a Master Services Agreement pursuant to which the Company provides to CTM Media Holdings, Inc. administrative, financial, technological, regulatory and legal services. From September 14, 2009 through July 31, 2010, CTM paid the Company $772,914 pursuant to this Agreement. As of July 31, 2010, CTM Media Holdings, Inc. owed the Company $36,210. Currently, the Company bills CTM Media Holdings, Inc. $16,333 per month pursuant to this Agreement.

The Company provides office space as well as certain connectivity and other services to Jonas Media Group (formerly Jonas Publishing), a publishing firm owned by the Company’s Chairman of the Board and Chief Executive Officer, Howard Jonas. Billings for such services were $24,258 and $233,543 in Fiscal 2010 and Fiscal 2009, respectively. The Company allocated services of certain of its employees to Jonas Media Group during Fiscal 2009. Such employees were terminated with severance payments allocated proportionally to Jonas Media Group during Fiscal 2009. The Company charges Jonas Media Group $5.29 per square foot annually for the approximate 1,100 square foot basement space occupied by Jonas Media Group at 550 Broad Street, Newark, NJ, which is the rent that IDT pays to lease this space. As of July 31, 2010, Jonas Media Group owed the Company approximately $257,801.

In April 2008, W. Wesley Perry sold a portion of his interest in EGL Oil Shale LLC to the Company for a cash payment of $632,400. Mr. Perry joined the Genie Energy Corporation board of directors at its inception in September 2009 and purchased a 0.2% interest in Genie Energy Corporation, the Company’s subsidiary, for $400,000 in April 2010. Mr. Perry was not a Related Person at the time of these transactions. Mr. Perry became a member of the IDT Board of Directors on September 13, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock (and Class A Common Stock, assuming conversion of all shares of Class A Common Stock into Common Stock) and Class B Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, Class A Common Stock, or the Class B Common Stock of the Company, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of October 21, 2010 and all shares are owned directly. Percentage ownership information is based on the following amount of outstanding shares: (i) 7,000,981 shares of Common Stock (assuming conversion of all 3,272,326 currently outstanding shares of Class A Common Stock into Common Stock for the percentage ownership information of Howard Jonas) and (ii) 15,627,814 shares of Class B Common Stock.

Name	Number of Shares of Common Stock		Percentage of Ownership of Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerd
Howard S. Jonas	4,764,039	(1)	68.0%	1,825,329	(2)	11.7%	76.1	%(3)
520 Broad Street Newark, NJ 07102
Dimensional Fund Advisors, Inc.	269,535	(4)	7.2%	1,104,004	(4)	7.1%	2.5%
1299 Ocean Avenue Santa Monica, CA 90401
Kahn Brothers & Co., Inc.	657,213	(4)	17.6%	42,221	(4)	*	4.4%
555 Madison Avenue 22nd Floor New York, NY 10022
Renaissance Technologies Corp.	110,032	(4)	3.0%	1,071,865	(4)	6.9%	1.4%
800 Third Avenue 33rd Floor New York, NY 10022
James A. Courter	—		—	630,592	(5)	4.0%	*
Liore Alroy	—		—	3,976		*	*
Claude Pupkin	—		—	28,858	(6)	*	*
Lawrence E. Bathgate, II	—		—	8,333		*	*
Eric F. Cosentino	—		—	243		*	*
W. Wesley Perry	—		—	35,416	(7)	*	*
Judah Schorr	—		—	22,291		*	*
All directors, Named Executive Officers and other executive officers as a group (13) persons)	4,769,044	(8)	68.1%	2,769,912	(9)	17.5%	76.6%

*	Less than 1%.
d	Voting power represents combined voting power of Common Stock (one vote per share), Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options.
(1)

Consists of an aggregate of 3,272,326 shares of Class A Common Stock and 1,491,713 shares of Common Stock, consisting of (i) 1,469,706 shares of Class A Common Stock held by Mr. Jonas directly, (ii) 6,523 shares of Class A Common Stock held by the Jonas Family Limited Partnership, (iii) 486,813 shares of Class A Common Stock held by Howard S. Jonas 2009 Annuity Trust I, (iv) 1,309,284 shares of Class A Common Stock held by Howard S. Jonas 2009 Annuity Trust II, (v) 275,047 shares of Common Stock beneficially owned by the Jonas Foundation, (vi) 333,333 shares of Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, Inc. and (vii) 883,333 shares of restricted Common Stock held by Mr. Jonas directly. Mr. Jonas is the General Partner of the Jonas Family Limited Partnership and, with his wife Deborah Jonas, is the co-trustee of each of The Jonas Foundation, the Howard S. and Deborah Jonas Foundation, the Howard S. Jonas 2009 Annuity Trust I and the Howard S. Jonas 2009 Annuity Trust II.

(2)	Consists of (i) 333,141 shares of Class B Common Stock held by Mr. Jonas directly, (ii) 300,000 shares of Class B Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, Inc., (iii) 6,523 shares of Class B Common Stock beneficially owned by the Jonas Family Limited Partnership, (iv) an aggregate of 7,780 shares of Class B Common Stock beneficially owned by custodial accounts for the benefit of the children of Mr. Jonas (of which Mr. Jonas is the custodian), (v) 1,176,427 shares of restricted Class B Common Stock held by Mr. Jonas directly and (vi) 1,458 shares of Class B Common Stock held by Mr. Jonas in his 401(k) plan account as of September 30, 2010. Does not include an aggregate of 1,045,089 shares of Class B Common Stock beneficially owned by trusts for the benefit of the children of Mr. Jonas, as Mr. Jonas does not exercise or share investment control of these shares.
(3)	In addition, by virtue of his voting control of the Company, Mr. Jonas is deemed to beneficially own 157,500 shares of common stock of IDT Telecom, Inc., which are owned by the Company. Mr. Jonas disclaims beneficial ownership of these shares.
(4)	According to Schedule 13F calculating the number of shares as of June 30, 2010.
(5)	Subject to certain conditions, 225,129 of these shares are convertible, at the option of Mr. Courter, into the number of shares of Genie Energy Corporation equal to 1% of the outstanding equity of Genie Energy Corporation at the time of conversion.
(6)	Consists of (a) 1,080 shares of Class B Common Stock held by Mr. Pupkin in his 401(k) plan account as of September 30, 2010 and (b) 27,778 shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days.
(7)	Consists of (a) 33,333 shares of Class B Common Stock held by Mr. Perry’s retirement plans and (b) 2,083 shares of Class B Common Stock held by Mr. Perry. In addition, Mr. Perry owns a 0.2% interest in Genie Energy Corporation, the Company’s subsidiary.
(8)	Consists of the shares set forth above with respect to the Named Executive Officers and directors and 5,005 shares of Common Stock held by the other executive officers.
(9)	Consists of the shares and options set forth above with respect to the Named Executive Officers and directors, 60,402 shares of Class B Common Stock held by the other executive officers, 154,472 shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days held by the other executive officers, and 5,042 shares of Class B Common Stock held by the other executive officers in their 401(k) plan account as of September 30, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2010, except that one Form 4 was not filed on a timely basis by each of Jim Courter, the Vice Chairman of the Board and former Chief Executive Officer of the Company (with respect to an acquisition of Class B common stock on September 17, 2009) and Eric Cosentino, an independent director (with respect to the sale of Class B Common stock on December 18, 2009).

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table—Fiscal 2010

The table below summarizes the total compensation paid or awarded for Fiscal 2010 and, where required, Fiscal 2009, to each of former Chief Executive Officer, the current Chief Executive Officer, and the two other highest paid executive officers of the Company during Fiscal 2010 (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
James A. Courter	2010	$12,250	(4)	$892,060	(5)	$765,438	(6)	$(155,508	)(7)	$723,921	(8)	$2,238,161
Vice Chairman of the Board of Directors and Former Chief Executive Officer(3)	2009	$391,819	(9)	$—		$824,829	(10)	$—		$340,338	(11)	$1,556,986

Howard S. Jonas	2010	$35,000		$350,000		$—		$—		$—		$385,000
Chief Executive Officer and Chairman of the Board(12)	2009	$345,740	(13)	$925,000		$3,743,002	(14)	$—		$3,217	(15)	$5,016,959

Liore Alroy	2010	$727,500		$329,800		$—		$—		$—		$1,057,300
Executive Vice President

Claude Pupkin	2010	$485,000		$200,000		$—		$—		$—		$685,000
Executive Vice President

(1)	The Company provides competitive base salaries to its executives. In Fiscal 2010, the Named Executive Officers were awarded bonuses based on certain accomplishments during Fiscal 2009 including: (i) the successful implementation of the Company’s turn-around plan, which improved the Company’s operational performance and reduced selling, general and administrative expenses Company-wide, (ii) securing and consummating the joint venture with Total S.A.’s in the Company’s AMSO shale oil venture and (iii) the shedding of non-core assets. In addition, bonuses reflected the increased responsibilities and workload of the Named Executive Officers as a result of management changes and reductions in personnel, as well as general satisfaction with the job performance of the Named Executive Officers. In Fiscal 2009, Named Executive Officers were awarded bonuses for their increased responsibility and workload as a result of management changes, their efforts with respect to the Company’s turn-around plan and satisfaction with their job performance during Fiscal 2008. The Company does not target any specific proportion of total compensation in setting base salary and bonus compensation.
(2)	The amounts shown in these columns reflect the aggregate grant date fair value of stock option and restricted stock awards computed in accordance with FASB ASC Topic 718. In valuing such awards, the Company made certain assumptions. For a discussion of those assumptions, please see Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2010.
(3)	Mr. Courter served as Chief Executive Officer until October 21, 2009. See discussion below regarding Mr. Courter’s Employment Agreement. Mr. Courter did not receive compensation for his role as a director of the Company.
(4)	Consists of base salary in the form of cash compensation from August 1, 2009 through December 11, 2009.
(5)	Consists of a cash bonus in the amount of $350,000 that Mr. Courter received for his employment as Chief Executive Officer and a special cash bonus in the amount of $542,060 that Mr. Courter received in connection with Mr. Courter’s Agreement concerning his ongoing relationship with the Company, as described below.
(6)	Grant of 281,411 shares of Class B Common Stock in connection with Mr. Courter’s Agreement concerning his ongoing relationship with the Company, as described below.

(7)	Surrender of outstanding stock options to purchase 943,268 shares of Class B Common Stock in connection with Mr. Courter’s Agreement concerning his ongoing relationship with the Company, as described below.
(8)	Consists of a distribution of $423,921 from the Company’s Deferred Compensation Plan upon termination of Mr. Courter’s employment and a payment of $250,000 in connection with Mr. Courter’s Agreement concerning his ongoing relationship with the Company, as described below.
(9)	Consists of cash compensation from August 1, 2008 through December 31, 2008 pursuant to Mr. Courter’s employment agreement which sets forth an annual base salary of $856,000. Mr. Courter’s salary from January 1, 2009 to July 31, 2009 was paid in the form of shares of restricted Class B Common Stock, as described in the discussion below regarding Mr. Courter’s Employment Agreement and reflected in the Stock Awards column above.
(10)	Grant of 356,302 shares of Class B Common Stock in connection with Mr. Courter’s Employment Agreement, as described below.
(11)	Represents $5,059 paid for life insurance premiums, $13,493 of earnings distributed to Mr. Courter under the Company’s Key Employee Share Option Plan (“KESOP”), $320,061 of proceeds from the exercise of options under the KESOP and a $1,725 matching contribution to Mr. Courter’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.
(12)	Mr. Jonas has served as Chief Executive Officer since October 22, 2009. See discussion below regarding Mr. Jonas’ Employment Agreement. Mr. Jonas did not receive compensation for his role as a director of the Company.
(13)	Consists of cash compensation from August 1, 2008 through December 31, 2008 pursuant to Mr. Jonas’ employment agreement, which sets forth an annual base salary of $856,000 through October 31, 2008, and an annual base salary of $750,000 from November 1, 2008 through December 31, 2008. Mr. Jonas’ salary from January 1, 2009 to July 31, 2009 was paid in the form of restricted Common Stock and restricted Class B Common Stock, as described in the discussion below regarding Mr. Jonas’ Employment Agreement and reflected in the Stock Awards column above.
(14)	Grant of 1,176,427 shares of Class B Common Stock and 883,333 shares of Common Stock in connection with Mr. Jonas’ Employment Agreement, as described below.
(15)	Represents $1,492 paid for life insurance premiums, and a $1,725 matching contribution to Mr. Jonas’ Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.

Employment Agreements

James A. Courter’s employment agreement with the Company was in effect until October 21, 2009. Mr. Courter and the Company entered into a Consulting Agreement, effective as of October 21, 2009, pursuant to which Mr. Courter is to be compensated for his service as an advisor to the Company and, so long as it is a subsidiary of the Company, to Genie Energy Corporation (the “Courter Consulting Agreement”). Howard S. Jonas previously entered into an employment agreement with the Company that was in effect on July 31, 2010 and remains in effect. The other Named Executive Officers have not entered into employment agreements with the Company. The following is a description of the material terms of the compensation provided pursuant to the employment agreements mentioned hereinabove and Courter Consulting Agreement.

James A Courter: Mr. Courter’s employment agreement (the “Courter Employment Agreement”) was originally entered into effective April 1, 1999 and was effective until October 21, 2009. The agreement was amended six times and was automatically extendable for additional one-year periods unless the Company or Mr. Courter notified the other within ninety days of the end of the term that the Courter Employment Agreement would not be extended. The Company notified Mr. Courter on July 22, 2009 that the agreement would not be extended. Among other things, the agreement provided that Mr. Courter would serve as Chief Executive Officer of the Company. The Courter Employment Agreement was amended on March 13, 2007 to provide a minimum annual base salary of $856,000, to be increased from time to time to match the base salary of the highest paid employee of the Company or of any entity controlled by the Company, during the term of the agreement. The Courter Employment Agreement was further amended effective November 5, 2008 to provide that Mr. Courter would be paid 356,302 shares of restricted Class B Common Stock in lieu of a cash base salary from January 1,

2009 through October 21, 2009. Under the Courter Employment Agreement, Mr. Courter was provided with a leased automobile and with life and disability insurance, and was required to receive benefits commensurate with those provided to other senior executive officers of the Company.

In addition, under the terms of the Courter Employment Agreement, Mr. Courter was granted options to purchase 300,000 shares of Class B Common Stock that vested over a three-year period. Pursuant to an October 2001 amendment to the Courter Employment Agreement, Mr. Courter was granted options to purchase an additional 1,000,000 shares of Class B Common Stock which vested over a five-year period.

Mr. Courter and the Company entered into the Courter Consulting Agreement, effective upon Mr. Courter’s retirement from the CEO position on October 21, 2009, pursuant to which Mr. Courter will receive $250,000 in cash per annum so long as Mr. Courter remains an advisor to the Company and to Genie Energy Corporation. Pursuant to the Courter Consulting Agreement, Mr. Courter surrendered his 943,268 outstanding options to purchase shares of Class B Common Stock and received 281,411 shares of Class B Common Stock. For a period of five years from the grant date, and subject to certain conditions, 225,129 of these shares are convertible, at the option of Mr. Courter, into the number of shares of Genie Energy Corporation equal to 1% of the outstanding equity of Genie Energy Corporation at the time of conversion.

Howard S. Jonas: Mr. Jonas’ employment agreement (the “Jonas Employment Agreement”) that was in effect until October 30, 2008, was entered into effective April 1, 2002 and was amended two times. The Jonas Employment Agreement had a term through April 1, 2012. The Jonas Employment Agreement was amended on March 13, 2008 to provide a minimum annual base salary of $856,000 (but, through October 30, 2008, Mr. Jonas accepted only $750,000 per annum), which may not be decreased, but must be increased from time to time to match the base salary of the highest paid employee of the Company or of any entity controlled by the Company, during the term of the agreement.

On October 31, 2008, the Company and Mr. Jonas entered into an Amended and Restated Employment Agreement (the “Revised Jonas Agreement”), pursuant to which Mr. Jonas received a base salary of $750,000 through December 31, 2008, as well as 883,333 restricted shares of Common Stock and 1,176,427 restricted shares of Class B Common Stock in lieu of a cash base salary from January 1, 2009 through December 31, 2013, the end of the term (collectively, the “Compensation Shares”). Among other things, the Revised Jonas Agreement provides that Mr. Jonas will serve as Chairman of the Board of Directors of the Company and, upon the retirement of Mr. Courter, the Chief Executive Officer of the Company. The Revised Jonas Agreement is automatically extendable for additional one-year periods unless the Company or Mr. Jonas notifies the other within ninety days of the end of the term that the agreement will not be extended. On October 22, 2009, Mr. Jonas became the Chief Executive Officer of the Company.

Under the terms of the Revised Jonas Agreement, in the event of Mr. Jonas’ death, the Company shall pay Mr. Jonas’ estate a lump sum payment equal to twelve (12) months of Mr. Jonas’ base salary (at the rate in effect on the date of his death). In addition, upon Mr. Jonas’ death or disability, as defined in the Revised Jonas Agreement, Mr. Jonas or his estate shall receive all remaining Compensation Shares and any unvested Compensation Shares shall vest. If Mr. Jonas is terminated without “cause” or voluntarily terminates his employment with “good reason” as defined in the Revised Jonas Agreement, (i) he is entitled to a lump sum payment equal to twelve (12) months of Mr. Jonas’ base salary (at the rate in effect on the date of termination), (ii) he shall receive any remaining Compensation Shares and (iii) any unvested Compensation Shares shall vest. Pursuant to the Revised Jonas Agreement, Mr. Jonas has agreed not to compete with the Company for a period of one year following the termination of his agreement (other than termination of his employment for “good reason” or by the Company other than for “cause”). In the event that there is a change of control as defined in the Revised Jonas Agreement, all restrictions and risk of forfeiture as to Compensation Shares that have been issued shall lapse and all stock grants shall accelerate.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all outstanding equity awards made to each of the Named Executive Officers that were outstanding at the end of Fiscal 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)
James A. Courter	—	—		—	—	—		—

Howard S. Jonas	—	—		—	—	1,176,427	(1)	$21,787,428	(2)
	—	—		—	—	883,333	(3)	$13,391,328	(4)

Liore Alroy	—	—		—	—	—		—

Claude Pupkin	8,333	—		33.99	04/22/2017	—		—
	12,963	6,482	(5)	23.85	11/05/2017	—		—

(1)	Unvested Shares of Class B Common Stock to vest as follows: 568,182 restricted shares of Class B Common Stock to vest on January 15, 2012 and 608,245 restricted shares of Class B Common Stock to vest on December 31, 2013.
(2)	Market value is computed by multiplying the closing market price of our Class B Common Stock on July 30, 2010 ($18.52) by the number of shares of restricted Class B Common Stock that have not vested.
(3)	All unvested Shares of Common Stock to vest on December 31, 2013.
(4)	Market value is computed by multiplying the closing market price of our Common Stock on July 30, 2010 ($15.16) by the number of shares of restricted Common Stock that have not vested.
(5)	Unexercised stock options vest on November 6, 2010.

PROPOSAL REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Second Restated Certificate of Incorporation, the authorized number of directors on the Board of Directors is between three and seventeen, with the actual number to be set, up to that limit, by the Board of Directors from time to time. The Board of Directors has set the number of directors on the Board of Directors at six. There are currently six directors on the Board of Directors. The current terms of all of the directors expire at the Annual Meeting. All six directors are standing for election at the Annual Meeting.

The nominees to the Board of Directors are Lawrence E. Bathgate, II, Eric F. Cosentino, James A. Courter, Howard S. Jonas, W. Wesley Perry and Judah Schorr, each of whom has consented to be named in this proxy statement and to serve if elected. Each of the nominees is currently serving as a director of the Company. Brief biographical information about the nominees for directors is furnished below.

Each of these director nominees is standing for election for a term of one year until the 2011 Annual Meeting, or until his successor is duly elected and qualified or until his earlier resignation or removal. A majority of the votes cast at the Annual Meeting shall elect each director. Stockholders may not vote for more than six persons, which is the number of nominees identified herein. The following pages contain biographical information and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning particular experience, qualifications, attributes and/or skills that the Nominating Committee and the Board or Directors considered when determining that each nominee should serve as a director.

Lawrence E. Bathgate, II has been a director of the Company since December 2009. Mr. Bathgate co-founded and has been a partner at the law firm Bathgate, Wegener & Wolf, P.C. in Lakewood, NJ since 1970. Mr. Bathgate has been recognized as one of the 100 most influential lawyers in America by the National Law Journal. Mr. Bathgate served as Parliamentarian of the New Jersey General Assembly from 1969 through 1970, with the distinction of being the youngest person ever to hold that position. Mr. Bathgate currently serves on the Board of M.D. Anderson Cancer Center in Houston, Texas and as a Council Member of The Woodrow Wilson Center in Washington, DC. Mr. Bathgate also serves as a member of the Board of Regents of Seton Hall University and is a member of the Executive Committee and the Board of Directors of the New Jersey Performing Arts Center. He is a member of the Board of Trustees of Liberty Science Center (Jersey City) and is a member of the Board of Trustees of the Newark Boys & Girls Clubs and of the Board of Directors of the Ocean County College Foundation. Mr. Bathgate also served as Republican National Finance Chairman from the end of 1987 until September 1992. In the past, Mr. Bathgate has served as a member of the Board of Directors of Allaire State Bank (then Community National Bank, and now Bank of New York) and served as a member of the Board of Directors of Atlantic State Bank (now TD Bank North). Mr. Bathgate was also a member of the Board of Directors of Carson, Inc. (NYSE) and has served on the boards of several private companies. Mr. Bathgate received a J.D. from Rutgers University School of Law in 1964 and a B.S. in Economics from Villanova University in 1961. Mr. Bathgate also received an Honorary Doctor of Laws Degree from Monmouth College.

Key Attributes, Experience and Skills:

Mr. Bathgate’s diverse business experience as co-founder and partner at Bathgate, Wegener & Wolf, P.C., as well as his legal knowledge, offer valuable insights to the board, particularly in recent times given the new rules and regulations affecting public companies. Mr. Bathgate’s strong financial background, service on other boards of directors and the audit committee of Carson, Inc. (NYSE), as well as his B.S. in Economics (with a major in Accounting), provides financial expertise to the Board of Directors.

Eric F. Cosentino has been a director of the Company since February 2007. Rev. Cosentino has been a director of Zedge Holdings, Inc., a subsidiary of the Company, since September 2008 and a member of the

National Association of Corporate Directors since March 2009. Rev. Cosentino served on IDT Entertainment’s Board of Directors until it was sold to Liberty Media in 2006. Rev. Cosentino has been the Rector of the Episcopal Church of the Divine Love in Montrose, New York, since 1987. He began his ordained ministry in 1984 as curate (assistant) at St. Elizabeth’s Episcopal Church in Ridgewood, Bergen County, New Jersey. He has also served on the Board of Directors of the Evangelical Fellowship Anglican Communion of New York. Rev. Cosentino has published articles and book reviews for The Episcopal New Yorker, Care & Community, and Evangelical Journal. Rev. Cosentino received a B.A. from Queens College and a M.Div. from General Theological Seminary, New York.

Key Attributes, Experience and Skills:

Rev. Cosentino has strong leadership skills, having served as the Rector of the Episcopal Church of the Divine Love in Montrose, New York, since 1987. As Chairman of the Company’s Corporate Governance Committee, Rev. Cosentino has become well-versed in corporate governance issues by attending seminars and joining the National Association of Corporate Directors in March 2009. Rev. Cosentino’s long tenure as a director of the Company and of its former subsidiary, IDT Entertainment, brings extensive knowledge of our Company to the Board.

James A. Courter joined the Company in October 1996 and served as President of the Company from October 1996 until July 2001. Mr. Courter has been a director of the Company since March 1996 and has been Vice Chairman of the Board of Directors of the Company since March 1999. From August 2001 to October 2009, Mr. Courter served as the Chief Executive Officer of the Company. Mr. Courter has served as Co-Vice Chairman of the board of directors of Genie Energy Corporation since September 2009. In addition, from December 1999 to October 2009, Mr. Courter served as a director of IDT Telecom and as a director of Net2Phone, and served as a director of IDT Capital from September 2004 to October 2009. Mr. Courter served as the Vice Chairman of IDT Entertainment from November 2003 to August 2006. Mr. Courter has been a senior partner in the New Jersey law firm of Courter, Kobert & Cohen since 1972. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President’s Defense Base Closure and Realignment Commission. Mr. Courter also serves as a director of The Berkeley School. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

Key Attributes, Experience and Skills:

Mr. Courter’s experience as a U.S. Congressman for twelve years positions him to provide guidance in government relations. Moreover, Mr. Courter’s fourteen year tenure with the Company (eight of which was as Chief Executive Officer) affords him extensive knowledge of the Company’s various business divisions. Mr. Courter also brings leadership oversight to the Board.

Howard S. Jonas founded IDT in August 1990, and has served as Chairman of the Board of Directors since its inception. Mr. Jonas has served as Chief Executive Officer of the Company since October 2009 and from December 1991 until July 2001. Mr. Jonas served as President of the Company from December 1991 through September 1996, and as Treasurer of the Company from inception through 2002. Mr. Jonas has served as the Chairman of the Board of CTM Media Holdings, Inc., a former subsidiary of the Company that was spun off in September 2009, since August 2009 and as the Co-Vice Chairman of Genie Energy Corporation, a subsidiary of the Company, since September 2009. Mr. Jonas has also served as the Vice Chairman of the board of directors of IDT Telecom from December 1999 to April 2008, as Co-Chairman since April 2008, and as a director of IDT Capital since September 2004. Mr. Jonas served as Co-Chairman of the board of directors of IDT Entertainment from November 2004 until August 2006. Since August 2006, Mr. Jonas has been a director of Starz Media Holdings, LLC, Starz Media, LLC and Starz Foreign Holdings, LLC, each of which is a subsidiary of Liberty Media Corporation. In addition, Mr. Jonas has been a director of IDT Energy since June 2007, a director of American Shale Oil Corporation since January 2008 and Co-Vice Chairman of the board of directors of Genie

Energy Corporation since September 2009. Mr. Jonas is also the founder and has been President of Jonas Media Group (formerly Jonas Publishing) since its inception in 1979. Mr. Jonas was the Chairman of the board of directors of Net2Phone from October 2001 to October 2004, the Vice Chairman of the board of directors of Net2Phone from October 2004 to June 2006, and has served as the Chairman of Net2Phone since June 2006. Mr. Jonas received a B.A. in Economics from Harvard University.

Key Attributes, Experience and Skills:

As founder of the Company and Chairman of the Board since its inception, Mr. Jonas brings tremendous knowledge of all aspects of our Company and each industry it is involved in to the Board. Mr. Jonas’ service as Chief Executive Officer creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the businesses of the Company. In addition, having Mr. Jonas on the Board provides our Company with effective leadership.

W. Wesley Perry has been a director of the Company since September 2010. Mr. Perry owns and operates S.E.S. Investments, Ltd., an oil and gas investment company since 1993. He has served as CEO of EGL Resources, Inc. since July 2008 and served as its President from 2003 to July 2008. Mr. Perry has served as Chairman of the board of directors of Genie Energy Corporation since September 2009. Mr. Perry has been a director of United Trust Group (OTC:UTGN) since June 2001 and has served on its Audit Committee since June 2002. Mr. Perry is currently the Chairman of the United Trust Group’s Audit Committee. He has served as a director of American Capitol Insurance Company and Texas Imperial Life Insurance Company since 2006. He served as a director of Western National Bank from 2005 to 2009. Mr. Perry served as an at-large councilperson on the Midland City Council from 2002 to 2008. He is currently the Mayor of Midland, Texas, elected in November 2007. He is the President of the Milagros Foundation, a board member of the Abel-Hangar Foundation and a director of the River Foundation. He has a Bachelor of Science degree in Engineering from University of Oklahoma.

Key Attributes, Experience and Skills:

Mr. Perry’s history in the oil and gas industry demonstrates his strong knowledge of the Company’s shale oil ventures. Mr. Perry’s strong financial background, including his service as chairman of the audit committee of United Trust Group, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance and accounting.

Judah Schorr has been a director of the Company since December 2006. Mr. Schorr founded Judah Schorr MD PC in 1994, an anesthesia provider to hospitals, ambulatory surgery centers and medical offices, and has been its President and owner since its inception, as well as the President of its subsidiary, Tutto Anesthesia. Dr. Schorr is the Director of Anesthesia Services at Bergen Regional Medical Center, the largest hospital in the state of New Jersey, and the Managing Partner of Chavrusa Realty Corp., a commercial real-estate company in Long Island, New York. Dr. Schorr received his B.S. in Psychology from Brooklyn College and his M.D. from the University of Trieste Faculty of Medicine and Surgery in Italy.

Key Attributes, Experience and Skills:

Through Mr. Schorr’s career as an entrepreneur driving the growth of Judah Schorr MD PC and Chavrusa Realty Corp., he has obtained valuable business and management experience and brings important perspectives on the issues facing the Company. Mr. Schorr’s tenure as a member of the Board and its Compensation, Corporate Governance and Audit Committees brings useful compliance insights to the Board.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors, Director Nominees and Executive Officers

The executive officers, directors and director nominees of the Company are as follows:

Name	Age	Position
Howard S. Jonas	54	Chief Executive Officer, Chairman of the Board of Directors and Director Nominee
Bill Pereira	45	Chief Financial Officer and Treasurer
Shmuel Jonas	29	Chief Operating Officer
Ira A. Greenstein	50	President
Mitch Silberman	42	Chief Accounting Officer and Controller
Joyce J. Mason	51	Executive Vice President, General Counsel and Corporate Secretary
Liore Alroy	42	Executive Vice President
Claude Pupkin	48	Executive Vice President
James A. Courter	69	Vice Chairman of the Board of Directors and Director Nominee
Lawrence Bathgate	71	Director and Director Nominee
Eric F. Cosentino	53	Director and Director Nominee
W. Wesley Perry	54	Director and Director Nominee
Judah Schorr	58	Director and Director Nominee

Set forth below is biographical information with respect to the Company’s current executive officers, except Howard S. Jonas, whose information is set forth above:

Liore Alroy has served as an Executive Vice President of the Company since December 2007. Mr. Alroy has also served as the Chief Executive Officer, President and Co-Chairman of IDT Telecom since April 2008. Since October 2004, he has served as the Chief Executive Officer and a Director of Net2Phone, which was an affiliate of the Company that was fully acquired by the Company in March 2006. Mr. Alroy joined the Company in 2001 and has since served in various capacities with the Company and its affiliates, including as a Senior Vice President for Strategic Initiatives. He is a graduate of Cornell University and Columbia University Law School.

Ira A. Greenstein joined the Company in January 2000 and served as Counsel to the Chairman until July 2001. Since August 2001, Mr. Greenstein has served as the President of the Company. He also was a Director from December 2003 until December 2006. Prior to joining the Company, Mr. Greenstein was a partner in the law firm of Morrison & Foerster LLP from February 1997 to November 1999, where he served as the Chairman of that firm’s New York Office’s Business Department. Concurrently, Mr. Greenstein was General Counsel and Secretary of Net2Phone from January 1999 to November 1999. Prior to 1997, Mr. Greenstein was an associate in the New York and Toronto offices of the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Greenstein also served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. Mr. Greenstein serves on the Boards of Directors of Document Security Systems, Inc. (AMEX:DMC), Ohr Pharmaceuticals, Inc., NanoVibronix, Inc. and Regal Bank of New Jersey. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School.

Samuel (Shmuel) Jonas has served as Chief Operating Officer of the Company since June 2010. Mr. Jonas joined the Company in June 2008 and served as a Vice President until June 2009 when he was elected to serve as the Company’s Vice President of Operations. From 2004 to the present, Mr. Jonas has been the managing member of Arlington Suites, LLC, manager of a thirty million dollar mixed-use ground up development project in the Bronx, New York. From 2006 through 2008, Mr. Jonas was a partner in a 160-unit garden apartment complex in Memphis, Tennessee. Between 2004 and 2005, Mr. Jonas owned and operated various businesses in the food industry, including BID Distribution, a distributor and marketer of frozen desserts to grocery stores and food service operations. From 2001 to 2005, Mr. Jonas owned and operated Dowry, Inc., a food service and off-premises catering company.

Joyce J. Mason has served as an Executive Vice President of the Company since December 1998 and as General Counsel and Corporate Secretary of the Company since its inception. Ms. Mason also served as a director of the Company since its inception until December 2006. In addition, Ms. Mason is currently a director of Zedge Holdings, Inc., a subsidiary of the Company, and she also served as a director of IDT Telecom from December 1999 until May 2001 and as a director of Net2Phone from October 2001 until October 2004. Prior to joining the Company, Ms. Mason had been in private legal practice. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

Bill Pereira has served as Chief Financial Officer and Treasurer of the Company since January 2009. Previously, he served as Executive Vice President of Finance for the Company from January 2008 to January 2009. Mr. Pereira initially joined the Company in December 2001 when the Company bought Horizon Global Trading, a financial software firm where he was a managing partner. In February 2002, Mr. Pereira joined Winstar Communications, a subsidiary of the Company, as a Senior Vice President of Finance. Mr. Pereira was promoted to CFO of Winstar Communications, a position he held until 2006 when he was named a Senior Vice President of the Company responsible for financial reporting, budgeting and planning. Prior to joining the Company, Mr. Pereira worked for a number of companies in the financial sector, including Prudential Financial, SBC Warburg and UBS. Mr. Pereira received a M.B.A. from the New York University Stern School of Business and a B.S. from Rutgers University.

Claude Pupkin has served as an Executive Vice President of the Company since December 2008. Mr. Pupkin leads the Company’s Genie Oil & Gas division and has served as Chief Financial Officer of Genie Energy Corporation since September 2009. Mr. Pupkin joined the Company in early 2003 and has held several positions with the Company and its affiliates. Previously, Mr. Pupkin served as Senior Vice President of Corporate Development. Before joining the parent company, Mr. Pupkin was the Executive Vice President of Finance and Corporate Development for Net2Phone, which was a publicly-traded affiliate of the Company that was fully acquired by the Company in March 2006. Prior to joining the Company, Mr. Pupkin’s career included more than 17 years of finance, investment banking and accounting experience. Immediately prior to joining IDT, Mr. Pupkin led JP Morgan Chase’s Latin America Telecommunications, Media and Technology Investment Banking business. He also worked for several years at Morgan Stanley & Co. and Citibank as an investment banker, assisting companies raise capital and execute strategic transactions. He began his professional career as a CPA with Ernst & Whinney. Mr. Pupkin holds an MBA from The Wharton School of the University of Pennsylvania, an MA in International Studies from the University of Pennsylvania and a Bachelors Degree in Accounting from the University of Maryland where he graduated Summa Cum Laude.

Mitch Silberman has served as the Company’s Chief Accounting Officer and Controller since June 2006. Mr. Silberman joined the Company in October 2002 and held various positions, including Director of Financial Reporting and Assistant Controller, until June 2006. Prior to joining the Company, Mr. Silberman was a senior manager at KPMG LLP. Mr. Silberman, a Certified Public Accountant, received a B.S. in Accounting from Brooklyn College.

Relationships among Directors or Executive Officers

Mr. Howard S. Jonas and Ms. Joyce J. Mason are brother and sister. Mr. Howard Jonas and Mr. Shmuel Jonas are father and son. Ms. Joyce J. Mason and Mr. Shmuel Jonas are aunt and nephew. There are no other familial relationships among any of the directors or executive officers of the Company.

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011

Grant Thornton LLP was the Company’s independent registered public accounting firm for Fiscal 2010 and has served the Company as its independent registered public accounting firm since March 26, 2008. The Audit Committee intends to invite Grant Thornton LLP and other independent registered public accounting firms to be considered for the engagement to serve as the Company’s independent registered public accounting firm for the remainder of Fiscal 2011. The Company therefore is not asking stockholders to ratify at the Annual Meeting the appointment of Grant Thornton LLP or any other firm as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2011.

We expect that representatives for Grant Thornton will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered by Grant Thornton LLP for the Fiscal Years ended July 31, 2010 and July 31, 2009.

Fiscal Year Ended July 31	2010	2009
Audit Fees(1)	$1,314,501	$1,490,125
Audit Related Fees(2)	12,500	25,691
Tax Fees	—	—
All Other Fees	—	—

Total	$1,327,001	$1,515,816

(1)	Audit Fees consist of fees for the audit of the Company’s financial statements, as well as fees for the audits of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting.
(2)	Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Grant Thornton LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2010 and Fiscal 2009.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the PCAOB’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on the Company’s website at www.idt.net. The Committee reviews the charter on an annual basis. The Board of Directors annually reviews the NYSE listing standards’ definition of independence for Audit Committee members and has determined that each member of the Committee meets that standard. The Board of Directors has also determined that Lawrence E. Bathgate, II qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm for Fiscal 2010, Grant Thornton LLP, is responsible for performing independent audits of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the Fiscal Year ended July 31, 2010, as well as the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2010, and has discussed with Grant Thornton LLP the matters required to be discussed by the Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Grant Thornton LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Grant Thornton LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Lawrence E. Bathgate, II, Chairman
Eric Cosentino
Judah Schorr

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report, as well as any charters op policies referenced within this Proxy Statement, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2011 Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2011 annual meeting of stockholders must submit such proposals in writing to the General Counsel and Corporate Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than July 7, 2011. In addition, any stockholder proposal submitted with respect to the Company’s 2011 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and, therefore, will not be included in the relevant proxy materials, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s General Counsel and Corporate Secretary after September 20, 2011.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s Annual Report on form 10-K may be obtained by contacting Bill Ulrey, Vice President–Investor Relations and External Affairs, by phone at (973) 438-3838, by mail addressed to Bill Ulrey, Vice President–Investor Relations and External Affairs, at 520 Broad Street, Newark, NJ 07102, or may be requested through the Investor Relations section of our website: http://www.idt.net/about/ir/overview.asp under the Request Info tab.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

November 3, 2010

Joyce Mason Executive Vice President, General Counsel and Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

December 16, 2010

Important Notice Regarding the Availability of Proxy Materials for the IDT Corporation

Stockholders Meeting to be Held on December 16, 2010:

The Notice of Annual Meeting and Proxy Statement and Proxy Statement and the 2010 Annual Report are available at:

http://www.idt.net/about/ir/overview.asp

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors: NOMINEES:
Lawrence E. Bathgate, II	☐	☐	☐
Eric F. Cosentino	☐	☐	☐
James A. Courter	☐	☐	☐
Howard S. Jonas	☐	☐	☐
W. Wesley Perry	☐	☐	☐
Judah Schorr	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date: , 2010	Signature of Stockholder	Date: , 2010

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Electronic Distribution

If you would like to receive future IDT CORPORATION proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

IDT CORPORATION

520 Broad Street, Newark, New Jersey 07102

(973) 438-1000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 16, 2010

The undersigned appoints Howard S. Jonas and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of IDT Corporation to be held at 550 Broad Street, Newark, New Jersey 01702 on December 16, 2010 at 10:30 a.m., and any adjournment or postponement of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

December 16, 2010

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR

VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN

1. Election of Directors: NOMINEES:

Lawrence E. Bathgate, II	☐	☐	☐

Eric F. Cosentino	☐	☐	☐

James A. Courter	☐	☐	☐

Howard S. Jonas	☐	☐	☐

W. Wesley Perry	☐	☐	☐

Judah Schorr	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date: , 2010	Signature of Stockholder	Date: , 2010

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.